As filed with the Securities and Exchange Commission on August 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0687898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

309 Waverley Oaks Rd., Suite 105

Waltham, MA 02452

(508)653-3335

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

2014 Stock Award Plan

(Full title of the plan)

Mark J. Toland

President and Chief Executive Officer

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, Massachusetts 02452

(Name and address of agent for service)

(508) 653-3335

(Telephone number, including area code, of agent for service)

With copies to:

William C. Hicks, Esq.

Marc D. Mantell, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share 3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, $0.0001 par value per share	4,038,144	$1.71	$6,905,226	$800.32

(1)	This registration statement (this “Registration Statement”) covers the registration of 4,038,144 additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of Corindus Vascular Robotics, Inc. (the “Registrant”) which may be offered and sold (i) upon the exercise of options or other stock-based awards which have been granted under the Registrant’s 2014 Stock Award Plan, as amended (the “Plan”), and ( ii) upon the exercise of options or issuance of stock-based awards which may hereinafter be issued under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions in accordance with the anti-dilution or other provisions of the Plan.
(2)	This Registration Statement registers an additional 4,038,144 shares of Common Stock issuable under the Plan. We have previously registered an aggregate of 18,661,856 shares under the Plan pursuant to Registration No. 333-206349 and Registration No. 333-203107.
(3)	Pursuant to Rule 457(h) of the Securities Act, the offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plan are based on the average of the high and low prices of the Company’s common stock as reported on the NYSE American as of a date (August 7, 2017) within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to Corindus Vascular Robotics, Inc.’s (the “Registrant”) 2014 Stock Award Plan, as amended (the “Plan”) are already effective. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the registration statements filed on Forms S-8 with the Securities and Exchange Commission on August 13, 2015 (Registration File No. 333-206349) and March 30, 2015 (Registration File No. 333-203107), in their entirety and including exhibits thereto, relating to the registration of 9,626,840 and 9,035,016 shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”) , respectively. This Registration Statement provides for the registration of an aggregate of 4,038,144 additional shares of Common Stock for issuance under the Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on August 9, 2017.

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ Mark J. Toland
Name:	Mark J. Toland
Title:	Chief Executive Officer and President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Mark J. Toland and David W. Long, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark J. Toland	Chief Executive Officer, President and Director (principal executive officer)	August 9, 2017
Mark J. Toland

/s/ David W. Long	Chief Financial Officer, Senior Vice President, Treasurer and Secretary (principal financial and accounting officer)	August 9, 2017
David W. Long

/s/ Jeffrey C. Lightcap	Chairman	August 9, 2017
Jeffrey C. Lightcap

/s/ Jeffrey G. Gold	Director	August 9, 2017
Jeffrey Gold

Director
Campbell Rogers

/s/ Louis A. Cannon	Director	August 9, 2017
Louis A. Cannon

/s/ Nathan R. Harrington	Director	August 9, 2017
Nathan R. Harrington

Director
John K. Bakewell

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation, incorporated by reference from the corresponding exhibit filed with the Registrant’s Current Report on Form 8-K filed with the SEC on June 29, 2016
3.2	Amended and Restated Bylaws, effective June 28, 2016, incorporated by reference from the corresponding exhibit filed with the Registrant’s Current Report on Form 8-K filed with the SEC on June 29, 2016
4.1	Specimen Stock Certificate evidencing the shares of Common Stock, incorporated by reference from the corresponding exhibit filed with the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 17, 2017
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 filed herewith)
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (included on signature pages hereto)
99.1	Amended and Restated 2014 Stock Award Plan, as amended on June 22, 2017, incorporated by reference from the corresponding exhibit filed with the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2017

* Filed herewith.

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